Exhibit 31.3

CERTIFICATION

I, David M. Wood, Chief Executive Officer of Gulfport Energy Corporation, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Gulfport Energy Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2021

/s/ David M. Wood
David M. Wood
Chief Executive Officer and President